1 Exhibit 99.1 January 13, 2022 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Third Quarter 2021 Results Lease Rental Revenues up 13% vs Second Quarter 2021 Cash Flows Improved 118% vs 2020 Delivered Two Embraer E2 Aircraft to KLM Cityhopper Key Financial Metrics for the Three Months ended November 30, 2021 • Total revenues of $191 million • Net loss of $62 million primarily a result of net non-cash aircraft impairment charges of $45 million • Cash collections represented 100% of lease rental and direct financing and sales-type lease revenues • Adjusted EBITDA(1) of $174 million • Gain on sale of flight equipment of $7 million Highlights • For the three months ended November 30, 2021, Lease rental revenue of $156 million, up 13% versus second quarter 2021 • For the nine months ended November 30, 2021, Cash flow from operations increased 118% compared to 2020 • Acquired four aircraft during the quarter including an A320neo, a B737-MAX8 and one E2 aircraft to KLM Cityhopper with a further delivery to KLM Cityhopper in December • Acquired twelve aircraft during the nine months ended November 30, 2021, ten (or 83%) of which were new fuel-efficient technology aircraft • For the nine months ended November 30, 2021, sold seven aircraft and other flight equipment for proceeds of $128 million and a total gain on sale of $18 million

Liquidity

- As of January 1, 2022, total liquidity of $2.1 billion includes $1.4 billion of undrawn credit facilities, $0.2 billion of unrestricted cash, $0.1 billion of contracted asset sales, and $0.4 billion of projected adjusted operating cash flows through January 1, 2023
- We have 223 unencumbered aircraft with a net book value of $5.6 billion

Mike Inglese, Aircastle's Chief Executive Officer, commented, "Despite new challenges from the omicron variant, global aviation continues to adapt, adjust, and improve. Demand is strong for domestic flights while international travel continues to work through an uneven recovery. We hope that governments will align their control measures to address the new variant effectively. Meanwhile, Aircastle will continue to pursue the strategy that has brought us to where we are now, with stronger revenues and improved cash collections. We remain focused on liquidity, collecting cash, working creatively with customers who might be struggling, and - importantly- moving forward with strategic, new-technology investments."

Mr. Inglese concluded, "Aircraft leasing has proven to be a resilient sector over the past two years as evidenced by the competitive levels of capital flowing into this space. We believe our favorable credit rating, along with the opportunities afforded by our unique ownership arrangement with the Marubeni Corporation and Mizuho Leasing, strategically position us for disciplined future growth."

Aviation Assets

As of November 30, 2021, Aircastle owned 255 aircraft and other flight equipment having a net book value of $6.7 billion. We also manage nine aircraft with a net book value of $302 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	**As of Nov 30, 2021[1]**	**As of Nov 30, 2020[1]**
Net Book Value of Flight Equipment ($ mils.)	$ 6,734	$ 6,979
Net Book Value of Unencumbered Flight Equipment	5,619	5,406
Number of Aircraft	255	260
Number of Unencumbered Aircraft	223	224
Number of Lessees	79	80
Number of Countries	43	45
Weighted Average Fleet Age (years)[2]	10.6	10.5
Weighted Average Remaining Lease Term (years)[2]	4.8	4.3
Weighted Average Fleet Utilization for the quarter ended[3]	94.0%	94.0%
Weighted Average Fleet Utilization for the nine months ended[3]	93.7%	94.8%
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment ($ mils.)	$ 302	$ 315
Number of Aircraft	9	9

(1) Calculated using net book value at period end.
(2) Weighted by net book value.
(3) Aircraft on-lease days as a percent of total days in period weighted by net book value. The decrease from our historical utilization rate for the three months ended November 30, 2021, and 2020, was primarily due to off-lease aircraft as a result of early lease terminations and scheduled lease expirations.

2

3 Aircraft Impairments During the third quarter we recorded transactional impairment charges totaling $69.1 million related two narrow-body and one wide-body aircraft on lease to Garuda Indonesia, resulting from the lessee’s default on its lease obligations. We recognized $24.3 million of maintenance revenue for these three aircraft. We completed our annual recoverability assessment of all our aircraft during the third quarter – no impairments were recorded as a result of our annual recoverability assessment. Deferrals While the airline industry is slowly recovering, airlines continue to seek support from their respective governments, raise debt and equity, delay or cancel new aircraft orders, furlough employees, request concessions from lessors, and in certain cases, seek judicial protections. As of January 7, 2022, six of our airline customers were subject to judicial insolvency proceedings or similar protection. We lease 21 aircraft to these customers, which comprise 13% of our net book value of flight equipment and 12% of our reported lease rental and direct financing and sales-type lease revenues for the twelve months ended November 30, 2021. While additional airline bankruptcies and liquidations may yet occur in future periods, we remain confident that our core customers who are leading low-cost carriers and major US and global carriers, have the means to survive the ongoing COVID-19 crisis. As of January 7, 2022, our total deferrals, net of repayments, were $87 million. These deferrals have been granted to nineteen airlines for an average of six to twelve months of lease rentals and represent 15% of Lease rental and Direct financing and sales-type lease revenues for the twelve months ended November 30, 2021. Of the total deferrals, $82 million are included in our November 30, 2021, Consolidated Balance Sheet with the balance representing future lease payments. As of January 7, 2022, 87% of our total deferrals have been agreed to as part of broader lease restructurings. Many of these restructurings generally include term extensions, better security packages or other valuable consideration in exchange for near-term economic concessions. We hold $499 million of maintenance reserves and $73 million of security deposits, as well as an additional $143 million in letters of credit from our lessees. These total $715 million, represent 11% of our net book value of flight equipment, and provide significant protection against potential future airline failures and the unscheduled return of additional aircraft. Conference Call In connection with this press release, management will host a conference call on Thursday, January 13, 2022, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 394-8218 (from within the U.S. and Canada) or (646) 828-8193 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “3653488”. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. For those who are not available to listen to the live call, a replay will be available until 12:00 P.M. Eastern Time on Saturday, February 12, 2022, by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “3653488”.

4 About Aircastle Limited Aircastle Limited acquires, leases, and sells commercial jet aircraft to airlines throughout the world. As of November 30, 2021, Aircastle owned and managed on behalf of its joint ventures 264 aircraft leased to 79 customers located in 43 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

5 Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) November 30, 2021 February 28, 2021 ASSETS Cash and cash equivalents 276,289$ 578,004$ Restricted cash and cash equivalents 2,740 2,594 Accounts receivable 73,073 82,572 Flight equipment held for lease, net of accumulated depreciation of $2,365,312 and $2,076,972 respectively 6,542,555 6,492,471 Net investment in leases, net of allowance for credit losses of $1,828 and $864, respectively 191,013 195,376 Unconsolidated equity method investments 36,587 35,377 Other assets 335,420 311,944 Total assets 7,457,677$ 7,698,338$ LIABILITIES AND SHAREHOLDERS' EQUITY LIABILITIES Borrowings from secured financings, net of debt issuance costs 703,592$ 768,850$ Borrowings from unsecured financings, net of debt issuance costs 3,872,584 4,366,261 Accounts payable, accrued expenses and other liabilities 200,959 174,267 Lease rentals received in advance 52,887 58,013 Security deposits 72,608 80,699 Maintenance payments 498,995 519,178 Total liabilities 5,401,625 5,967,268 SHAREHOLDER'S EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at August 31, 2021 and no shares issued and outstanding February 28, 2021 - - Common shares, $0.01 par value, 250,000,000 shares authorized, 14,048 shares issued and outstanding at November 30, 2021 and February 28, 2021 - - Additional paid-in capital 1,878,774 1,485,777 Retained earnings 177,278 245,293 Total shareholders' equity 2,056,052 1,731,070 Total liabilities and shareholders' equity 7,457,677$ 7,698,338$

6 Aircastle Limited and Subsidiaries Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Dollars in thousands) Three Months Ended November 30, Nine Months Ended November 30, 2021 2020 2021 2019 Revenues: Lease rental revenue $ 156,088 $ 139,493 $ 425,802 $ 473,566 Direct financing and sales-type lease revenue 2,724 4,839 8,377 14,903 Amortization of lease premiums, discounts and incentives (8,867) (5,384) (20,026) (17,360) Maintenance revenue 33,510 24,843 81,204 121,508 Total lease revenue 183,455 163,791 495,357 592,617 Gain on sale of flight equipment 7,420 12,951 17,944 24,181 Other revenue 605 4,169 1,641 17,962 Total revenues 191,480 180,911 514,942 634,760 Operating expenses: Depreciation 84,526 86,845 250,308 262,806 Interest, net 50,515 59,945 163,965 173,996 Selling, general and administrative (including non-cash share- based payment expense of $0 and $0 for the three months, and $0 and $28,049 for the nine months ended November 30, 2021 and 2020, respectively) 17,141 14,403 48,714 70,897 Provision for credit losses 958 742 970 5,255 Impairment of flight equipment 69,111 9,867 110,926 299,551 Maintenance and other costs 8,660 4,207 24,275 14,044 Total operating expenses 230,911 176,009 599,158 826,549 Other (expense): Loss on extinguishment of debt - (43) (14,156) (108) Merger expenses - (450) - (32,492) Other 63 - 57,682 (191) Total other income (expense) 63 (493) 43,526 (32,791) Income (loss) from continuing operations before income taxes and earnings (loss) of unconsolidated equity method investments (39,368) 4,409 (40,690) (224,580) Income tax provision 23,504 2,269 22,877 14,738 Earnings of unconsolidated equity method investments, net of tax 465 572 1,210 1,978 Net income (loss) (62,407)$ 2,712$ (62,357)$ (237,340)$ Preference share dividends - - (5,658) - Net income (loss) available to common shareholders (62,407)$ 2,712$ (68,015)$ (237,340)$ Total comprehensive income (loss) available to common shareholders (62,407)$ 2,712$ (68,015)$ (237,340)$

7 Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) Nine Months Ended November 30, 2021 2020 Cash flows from operating activities: Net income (loss) (62,357)$ (237,340)$ Adjustments to reconcile net income (loss) to net cash and restricted cash provided by Depreciation 250,308 262,806 Amortization of deferred financing costs 12,483 10,642 Amortization of lease premiums, discounts and incentives 20,026 17,360 Deferred income taxes 8,998 12,109 Non-cash share-based payment expense - 28,049 Collections on net investment in leases 11,727 12,953 Security deposits and maintenance payments included in earnings (58,480) (107,732) Gain on sale of flight equipment (17,944) (24,181) Loss on extinguishment of debt 14,156 108 Impairment of flight equipment 110,926 299,551 Provision for credit losses 970 5,255 Other (1,210) (1,991) Changes in certain assets and liabilities: Accounts receivable 4,059 (55,946) Other assets (23,305) (40,780) Accounts payable, accrued expenses and other liabilities 7,205 (1,875) Lease rentals received in advance (6,127) (54,608) Net cash and restricted cash provided by operating activities 271,435 124,380 Cash flows from investing activities: Acquisition and improvement of flight equipment (533,741) (134,263) Proceeds from sale of flight equipment 127,584 113,588 Aircraft purchase deposits and progress payments, net of deposits returned and aircraft sales deposits (11,361) (4,083) Other (64) (594) Net cash and restricted cash used in investing activities (417,582) (25,352) Cash flows from financing activities: Repurchase of shares - (25,536) Parent contribution at Merger - 25,536 Net proceeds from preference share issuance 393,347 - Proceeds from secured and unsecured debt financings - 1,193,871 Repayments of secured and unsecured debt financings (566,885) (1,027,164) Deferred financing costs (13,372) (108) Debt extinguishment costs (5,170) (6,358) Security deposits and maintenance payments received 63,012 63,443 Security deposits and maintenance payments returned (20,696) (48,162) Dividends paid (5,658) (24,025) Net cash and restricted cash (used in) provided by financing activities (155,422) 151,497 Net (decrease) increase in cash and restricted cash: (301,569) 250,525 Cash and restricted cash at beginning of year 580,598 171,437 Cash and restricted cash at end of year 279,029$ 421,962$

8 Aircastle Limited and Subsidiaries Reconciliation of GAAP to non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) Three Months Ended Nov 30, Nine Months Ended Nov 30, 2021 2020 2021 2020 Net income (loss) (62,407)$ 2,712$ (62,357)$ (237,340)$ Depreciation 84,526 86,845 250,308 262,806 Amortization of lease premiums, discounts and incentives 8,867 5,384 20,026 17,360 Interest, net 50,515 59,945 163,965 173,996 Income tax provision 23,504 2,269 22,877 14,738 EBITDA 105,005 157,155 394,819 231,560 Adjustments: Impairment of Aircraft 69,111 9,867 110,926 299,551 Loss on Extinguishment of debt - 43 14,156 108 Non-cash share-based payment expense - - - 28,049 Merger related expense * - 437 - 35,039 Loss on mark-to-market of interest rate derivative contracts - - - 19 Contract termination expense - - - 172 Adjusted EBITDA 174,116$ 167,502$ 519,901$ 594,498$ * Included $32.5 million in Other expense and $2.6 million in Selling, general and administrative expenses. We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.